UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 6, 2004

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 258-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 6, 2004, Viacom Inc. (“Viacom”) announced that its offer to exchange 2.575 shares of Blockbuster Inc. (“Blockbuster”) class A common stock, par value $0.01 per share (“Blockbuster Class A Common Stock”), and 2.575 shares of Blockbuster class B common stock, par value $0.01 per share (“Blockbuster Class B Common Stock”), owned by Viacom for each outstanding share of Viacom’s class A common stock, par value $0.01 per share (“Viacom Class A Common Stock”), or class B common stock, par value $0.01 per share (“Viacom Class B Common Stock”), up to an aggregate of 27,961,165 shares of Viacom Class A Common Stock and Viacom Class B Common Stock, expired at 12:00 midnight on October 5, 2004.

Based on a final count by The Bank of New York, the exchange agent, 292,889,349 shares of Viacom common stock were tendered, consisting of 4,648,493 shares of Viacom Class A Common Stock and 288,240,856 shares of Viacom Class B Common Stock. Viacom accepted 27,961,165 shares of Viacom common stock, consisting of 553,616 shares of Viacom Class A Common Stock and 27,407,549 shares of Viacom Class B Common Stock in the exchange offer in exchange for 72 million shares of Blockbuster Class A Common Stock and 72 million shares of Blockbuster Class B Common Stock. Because the exchange offer was oversubscribed, Viacom accepted tendered shares on a pro-rata basis in proportion to the number of shares tendered. Stockholders that tendered less than 100 shares of Viacom Class A Common Stock or Viacom Class B Common Stock, or an odd-lot, could elect not to be subject to proration, except that stockholders that tendered odd-lots as a participant in a Viacom or Blockbuster employee benefit plan were not entitled to this preference. All shares tendered by eligible odd-lot stockholders have been accepted; 9.426777% of all other tendered shares of Viacom Class A Common Stock and Viacom Class B Common Stock have been accepted.

On September 30, 2004, Viacom contributed to the Viacom Pension Plan approximately 3.6 million shares of Blockbuster Class A Common Stock that Viacom had previously purchased in the open market to maintain U.S. Federal income tax consolidation with Blockbuster.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The following Viacom unaudited pro forma consolidated condensed balance sheet as of June 30, 2004 gives effect to the pro forma events described below, as if such events occurred at June 30, 2004. The unaudited pro forma consolidated condensed statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 give effect to the pro forma events as if such events occurred on January 1, 2003. Due to Viacom’s intention to account for the disposal of its investment in Blockbuster as a discontinued operation, the unaudited pro forma consolidated condensed statements of operations for the years ended December 31, 2002 and 2001 are presented to show Blockbuster as a discontinued operation of Viacom. The unaudited pro forma consolidated condensed financial statements are based upon the historical financial statements of Viacom and Blockbuster for each period presented. In the opinion of Viacom management, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made.

The pro forma events are: (i) Blockbuster’s payment of a special distribution of $5.00 per share to its stockholders; (ii) Viacom’s split-off of Blockbuster; (iii) the reduction in the number of shares of Viacom’s common stock outstanding and the weighted average number of such shares outstanding used in the earnings per share calculations as a result of such shares being accepted for exchange by Viacom in the split-off of Blockbuster; and (iv) Viacom’s contribution of the Blockbuster Class A Common Stock previously purchased in the open market in order to maintain U.S. federal income tax consolidation of Blockbuster to the Viacom Pension Plan.

These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the pro forma events described above been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed financial statements and the notes thereto should be read together with:

•	Viacom’s consolidated financial statements and the notes thereto as of and for the year ended December 31, 2003, and Management’s Discussion and Analysis included in Viacom’s Annual Report on Form 10-K for the year ended December 31, 2003.

•	Viacom’s consolidated financial statements and the notes thereto as of and for the six months ended June 30, 2004, and Management’s Discussion and Analysis included in Viacom’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

•	Blockbuster’s consolidated financial statements and the notes thereto as of and for the year ended December 31, 2003, and Management’s Discussion and Analysis included in Blockbuster’s Annual Report on Form 10-K for the year ended December 31, 2003.

•	Blockbuster’s consolidated financial statements and the notes thereto as of and for the six months ended June 30, 2004, and Management’s Discussion and Analysis included in Blockbuster’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

Unaudited Pro Forma Consolidated Condensed Balance Sheet

At June 30, 2004

(in millions)

	Viacom Historical	Blockbuster Historical(4b)	Pro Forma Adjustments		Effects of the Exchange(3)	Viacom Pro Forma
ASSETS
Cash and cash equivalents	$1,713.3	$(123.2)	$738.1	(1)	$—	$2,320.8
			(7.4	)(1)
Receivables	3,728.9	(149.5)	21.9	(2b)	—	3,601.3
Inventory	1,248.8	(408.2)	(9.7	)(2b)	—	830.9
Other current assets	1,225.0	(196.2)	—		—	1,028.8

Total current assets	7,916.0	(877.1)	742.9		—	7,781.8
Property and equipment, net	5,820.2	(810.7)	—		—	5,009.5
Inventory	4,624.2	(365.3)	2.3	(2b)	—	4,261.2
Goodwill	56,888.9	(2,637.1)	16.1	(2d)	—	54,267.9
Intangibles	12,492.6	(35.8)	—		—	12,456.8
Investment in Blockbuster	—	—	2,034.0	(2a)	(1,983.4)	—
			7.4	(1)	(58.0)
Other assets	1,929.6	(56.4)	13.1	(2a)	—	1,886.3

Total assets	$89,671.5	$(4,782.4)	$2,815.8		$(2,041.4)	$85,663.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$124.2	$(72.9)	$—		$—	$51.3
Accounts payable and accrued expenses	4,489.4	(1,016.6)	27.4	(2b)	75.0	3,575.2
Other current liabilities	2,311.3	(3.3)	10.7	(2c)	—	2,318.7

Total current liabilities	6,924.9	(1,092.8)	38.1		75.0	5,945.2

Long-term debt	9,658.9	(73.0)	—		—	9,585.9
Other liabilities	8,470.3	(211.8)	(19.8	)(2c)	90.1	8,301.4
					(27.4)
Minority interest	652.0	—	(472.9	)(2a)	—	11.6
			(167.5	)(1)
Stockholders’ Equity:
Common stock	18.7	(1.8)	1.8	(2a)	—	18.7
Additional paid-in capital	65,918.8	(6,222.8)	6,222.8	(2a)	—	65,918.8
Retained earnings	4,398.9	2,779.2	(2,779.2	)(2a)	(1,157.0)	3,211.3
					(30.6)
Accumulated other comprehensive loss	(379.1)	40.6	(7.5	)(2a)	—	(346.0)

	69,957.3	(3,404.8)	3,437.9	(2a)	(1,187.6)	68,802.8
Less treasury stock, at cost	5,991.9	—	—		991.5	6,983.4

Total stockholders’ equity	63,965.4	(3,404.8)	3,437.9		(2,179.1)	61,819.4

Total liabilities and stockholders’ equity	$89,671.5	$(4,782.4)	$2,815.8		$(2,041.4)	$85,663.5

The accompanying notes are an integral part of this

unaudited pro forma consolidated condensed balance sheet.

Unaudited Pro Forma Consolidated Condensed Statement of Operations

Six Months Ended June 30, 2004

(in millions, except per share amounts)

	Viacom Historical	Blockbuster Historical(4b)	Pro Forma Adjustments		Effects of the Exchange		Viacom Pro Forma
Revenues	$13,614.2	$(2,924.3)	$55.0	(2b)	$—		$10,744.9

Operating expenses	8,141.4	(2,241.7)	50.1	(2b)	—		5,949.8
Selling, general and administrative expenses	2,329.0	(361.3)	2.6	(2b)	—		1,972.3
			2.0	(2e)
Depreciation and amortization	517.2	(120.1)	—		—		397.1

Operating income	2,626.6	(201.2)	0.3		—		2,425.7

Interest expense, net	(358.1)	7.2	—		—		(350.9)
Other items, net	19.8	1.0	—		—		20.8

Earnings before income taxes	2,288.3	(193.0)	0.3		—		2,095.6

Provision for income taxes	(782.4)	33.6	(0.9	)(4a)	—		(749.7)
Equity in loss of affiliates, net of tax	(10.5)	—	—		—		(10.5)
Minority interest, net of tax	(31.1)	—	28.7	(2a)	—		(2.4)

Net earnings from continuing operations before cumulative effect of accounting change	$1,464.3	$(159.4)	$28.1		$—		$1,333.0

Net earnings before cumulative effect per common share:
Basic	$0.85						$0.78
Diluted	$0.84						$0.78

Weighted average number of common shares:
Basic	1,727.6				(28.0	)(3)	1,699.6
Diluted	1,740.3				(28.0	)(3)	1,712.3

The accompanying notes are an integral part of this

unaudited pro forma consolidated condensed statement of operations.

Unaudited Pro Forma Consolidated Condensed Statement of Operations

Year Ended December 31, 2003

(in millions, except per share amounts)

	Viacom Historical	Blockbuster Historical(4b)	Pro Forma Adjustments		Effects of the Exchange		Viacom Pro Forma
Revenues	$26,585.3	$(5,911.7)	$154.0	(2b)	$—		$20,827.6

Operating expenses	16,253.7	(4,514.4)	133.9	(2b)	—		11,873.2
Selling, general and administrative expenses	4,374.7	(679.7)	14.1	(2b)			3,713.0
			3.9	(2e)
Impairment and restructuring charges	1,331.3	(1,304.9)	—		—		26.4
Depreciation and amortization	999.8	(257.9)	—		—		741.9

Operating income	3,625.8	845.2	2.1		—		4,473.1

Interest expense, net	(761.2)	30.0	—		—		(731.2)
Other items, net	(3.4)	0.4	—		—		(3.0)

Earnings before income taxes	2,861.2	875.6	2.1		—		3,738.9

Provision for income taxes	(1,599.0)	103.2	(2.4	)(4a)	—		(1,498.2)
Equity in earnings of affiliates, net of tax	(0.6)	0.7	—		—		0.1
Minority interest, net of tax	173.8	—	(178.5	)(2a)	—		(4.7)

Net earnings from continuing operations before cumulative effect of accounting change	$1,435.4	$979.5	$(178.8)		$—		$2,236.1

Net earnings before cumulative effect per common share:
Basic	$0.82						$1.30
Diluted	$0.82						$1.29

Weighted average number of common shares:
Basic	1,744.0				(28.0	)(3)	1,716.0
Diluted	1,760.7				(28.0	)(3)	1,732.7

The accompanying notes are an integral part of this

unaudited pro forma consolidated condensed statement of operations.

Unaudited Pro Forma Consolidated Condensed Statement of Operations

Year Ended December 31, 2002

(in millions, except per share amounts)

	Viacom Historical	Blockbuster Historical(4b)	Pro Forma Adjustments		Viacom Pro Forma
Revenues	$24,605.7	$(5,565.9)	$147.0	(2b)	$19,186.8

Operating expenses	14,865.1	(4,272.8)	143.2	(2b)	10,735.5
Selling, general and administrative expenses	4,198.3	(722.2)	22.5	(2b)	3,498.6
Depreciation and amortization	945.6	(233.8)	—		711.8

Operating income	4,596.7	(337.1)	(18.7)		4,240.9

Interest expense, net	(832.5)	45.4	—		(787.1)
Other items, net	(30.0)	(2.9)	—		(32.9)

Earnings before income taxes	3,734.2	(294.6)	(18.7)		3,420.9

Provision for income taxes	(1,448.9)	103.0	7.6	(4a)	(1,338.3)
Equity in loss of affiliates, net of tax	(39.5)	2.2	—		(37.3)
Minority interest, net of tax	(39.2)	—	35.9	(2a)	(3.3)

Net earnings from continuing operations before cumulative effect of accounting change	2,206.6	(189.4)	24.8		2,042.0
Earnings from discontinued operation, net of tax	—	—	164.6	(2f)	164.6

Net earnings before cumulative effect of change in accounting principle	2,206.6	(189.4)	189.4		2,206.6
Cumulative effect of change in accounting principle, net of minority interest and tax	(1,480.9)	1,817.0	(1,817.0	)(2f)	(1,480.9)

Net earnings (loss)	$725.7	$1,627.6	$(1,627.6)		$725.7

Net earnings from continuing operations before cumulative effect per common share:
Basic	$1.26				$1.16
Diluted	$1.24				$1.15

Net earnings per common share:
Basic	$0.41				$0.41
Diluted	$0.41				$0.41

Weighted average number of common shares:
Basic	1,752.8				1,752.8
Diluted	1,774.8				1,774.8

The accompanying notes are an integral part of this

unaudited pro forma consolidated condensed statement of operations.

Unaudited Pro Forma Consolidated Condensed Statement of Operations

Year Ended December 31, 2001

(in millions, except per share amounts)

	Viacom Historical	Blockbuster Historical(4b)	Pro Forma Adjustments		Viacom Pro Forma
Revenues	$23,222.8	$(5,156.7)	$174.3	(2b)	$18,240.4

Operating expenses	14,463.8	(4,256.4)	174.2	(2b)	10,381.6
Selling, general and administrative expenses	4,092.4	(696.2)	0.1	(2b)	3,396.3
Restructuring charges	119.4	—	—		119.4
Depreciation and amortization	3,087.0	(423.7)	—		2,663.3

Operating income	1,460.2	219.6	—		1,679.8

Interest expense, net	(938.6)	72.1	—		(866.5)
Other items, net	254.7	5.2	—		259.9

Earnings before income taxes	776.3	296.9	—		1,073.2

Provision for income taxes	(919.9)	(56.1)	—		(976.0)
Equity in loss of affiliates, net of tax	(127.0)	(0.5)	—		(127.5)
Minority interest, net of tax	47.1	—	(43.6	)(2a)	3.5

Net loss from continuing operations	(223.5)	240.3	(43.6)		(26.8)
Loss from discontinued operation, net of tax	—	—	(196.7	)(2f)	(196.7)

Net loss	$(223.5)	$240.3	$(240.3)		$(223.5)

Net loss from continuing operations per common share:
Basic	$(0.13)				$(0.02)
Diluted	$(0.13)				$(0.02)

Net loss per common share:
Basic	$(0.13)				$(0.13)
Diluted	$(0.13)				$(0.13)

Weighted average number of common shares:
Basic	1,731.6				1,731.6
Diluted	1,731.6				1,731.6

The accompanying notes are an integral part of this

unaudited pro forma consolidated condensed statement of operations.

Notes to Viacom Unaudited Pro Forma

Consolidated Condensed Financial Information

(tables in millions, except share and per share amounts)

(1) Special Distribution

On September 3, 2004, Blockbuster paid a special distribution of $5.00 per share (approximately $905.6 million in the aggregate) to its stockholders:

Special distribution of $5.00 per share to Viacom—3,609,914 shares of Blockbuster Class A Common Stock and 144,000,000 shares of Blockbuster Class B Common Stock	$738.1
Special distribution of $5.00 per share to other Blockbuster stockholders—33,505,665 shares of Blockbuster Class A Common Stock	167.5

Special Distribution	$905.6

The special distribution was funded by proceeds from the $650 million of borrowings under a new $1.15 billion credit agreement which Blockbuster entered into on August 20, 2004 with a syndicate of lenders and $300 million 9% senior subordinated notes. In connection with these borrowings, Blockbuster expects to recognize approximately $17.7 million in deferred financing costs, of which Viacom has agreed to reimburse Blockbuster for approximately $7.4 million, and to use the remaining $34.1 million in borrowings as cash for working capital and general corporate purposes. The reimbursement from Viacom has been reflected as a capital contribution in the Viacom unaudited pro forma consolidated condensed balance sheet.

(2) Deconsolidation Adjustments

(a) Adjustments to investment in Blockbuster of $2.03 billion, other assets of $13.1 million, minority interest of $472.9 million, and stockholders’ equity of $3.44 billion on the unaudited pro forma consolidated condensed balance sheet and minority interest in the unaudited pro forma consolidated condensed statements of operations reflect the reversal of consolidation entries to present Blockbuster as an unconsolidated subsidiary.

(b) Adjustments to accounts receivable, inventory, and accounts payable on the unaudited pro forma consolidated condensed balance sheet, and adjustments to revenues and expenses on the unaudited pro forma consolidated condensed statements of operations primarily reflect the reversal of intercompany eliminations for Blockbuster’s purchase of DVD and VHS products from Paramount Pictures Corporation and advertising expenditures by Blockbuster on Viacom’s various media platforms.

(c) Adjustments to other current liabilities of $10.7 million and other liabilities of $(19.8) million reflect a reclassification of Blockbuster deferred tax attributes and an adjustment to foreign tax credit carryforwards whose benefits have previously been realized by Viacom on a consolidated basis.

(d) The adjustment to goodwill reflects the deconsolidation of goodwill resulting from Viacom’s previous purchases of Blockbuster Class A Common Stock acquired through open market purchases in order to maintain U.S. federal income tax consolidation with Blockbuster.

Notes to Viacom Unaudited Pro Forma

Consolidated Condensed Financial Information—(Continued)

(tables in millions, except share and per share amounts)

(e) Pursuant to the Amended and Restated Initial Public Offering and Split-Off Agreement entered into among Viacom, Viacom International Inc. and Blockbuster on June 18, 2004, Blockbuster has provided letters of credit of $150 million in the aggregate for the benefit of Viacom to support Viacom’s potential liability for certain real estate lease obligations of Blockbuster. The adjustments on Viacom’s unaudited pro forma consolidated condensed statements of operations of $2.0 million for the six months ended June 30, 2004 and $3.9 million for the year ended December 31, 2003 reflect the agreement by Viacom to reimburse Blockbuster its annual cost related to these letters of credit.

(f) Adjustments made to reflect Blockbuster as a discontinued operation and for 2002, to present the cumulative effect of a change in accounting principle as a result of the initial adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”).

(3) The Exchange Offer

Viacom offered to its stockholders 2.575 shares of Blockbuster Class A Common Stock and 2.575 shares of Blockbuster Class B Common Stock in exchange for each share of Viacom Class A Common Stock or Viacom Class B Common Stock, which resulted in 27,961,165 shares of Viacom’s common stock being exchanged for 72 million shares of Blockbuster Class A Common Stock and 72 million shares of Blockbuster Class B Common Stock owned by Viacom.

In accordance with SFAS 142, Viacom tests goodwill and other intangible assets for impairment during the fourth quarter of each year and on an interim date should factors or indicators become apparent that would require an interim test. Blockbuster is currently performing an interim impairment test of its goodwill due to developments related to the split-off. The exchange ratio and the market value of Blockbuster shares at the time of the split-off are two of the factors considered in determining the estimated fair value of Blockbuster for the interim impairment test. This test could result in the recognition of a material non-cash impairment charge for the third quarter of 2004. Blockbuster’s goodwill balance was $2.6 billion at June 30, 2004.

Viacom’s pro forma investment balance in Blockbuster Class A Common Stock and Blockbuster Class B Common Stock of $1.98 billion does not reflect the potential SFAS 142 impairment charge discussed above. Accordingly, the net loss on separation of Blockbuster from Viacom presented in the unaudited pro forma consolidated condensed balance sheet is calculated prior to any potential SFAS 142 impairment charge.

The Viacom unaudited pro forma consolidated condensed financial statements reflect the acceptance of 27,961,165 shares of Viacom’s common stock in the exchange offer. The exchange offer resulted in a net loss to Viacom of $1.2 billion calculated as follows:

Fair value of Viacom Class A common stock accepted for exchange (553,616 shares at $35.91 per common share)	$19.9
Fair value of Viacom Class B common stock accepted for exchange (27,407,549 shares at $35.45 per common share)	971.6

Fair value of Viacom common stock accepted for exchange	991.5
Viacom’s investment in Blockbuster Class A Common Stock and Blockbuster Class B Common Stock, adjusted for the special distribution	(1,983.4)
Estimated contingent obligations (net of $59.9 million of deferred tax assets)	(90.1)
Estimated transaction costs	(75.0)

Net loss on separation of Blockbuster from Viacom	$(1,157.0)

Notes to Viacom Unaudited Pro Forma

Consolidated Condensed Financial Information—(Continued)

(tables in millions, except share and per share amounts)

Estimated transaction costs of $75.0 million include costs paid by Viacom on behalf of Blockbuster. Viacom will not record a tax benefit on these transaction costs.

Viacom owned approximately 3.6 million shares of Blockbuster Class A Common Stock, which Viacom previously purchased in the open market in order to maintain U.S. federal income tax consolidation with Blockbuster. On September 30, 2004, Viacom contributed all of these shares to the Viacom Pension Plan.

Market value of Blockbuster Class A Common Stock (3,609,914 shares at $7.59 per share as of September 30, 2004)	$27.4
Viacom’s investment in Blockbuster Class A Common Stock, adjusted for the special distribution	(58.0)

Loss on contribution of Blockbuster Class A Common Stock	$(30.6)

Upon this contribution, Viacom realized a current tax benefit on the market value of the Blockbuster Class A Common Stock and a corresponding deferred tax expense of $10.9 million. The resulting loss on contribution of Blockbuster Class A Common Stock was not recognized for U.S. federal income tax purposes.

(4) Other

(a) Adjustments to income tax expense on the unaudited pro forma consolidated condensed statements of operations are calculated at a 39.9% domestic marginal tax rate, excluding certain transaction costs related to the letters of credit (See Note 2(e)) for which no tax benefit has been reflected, for the six months ended June 30, 2004 and the year ended December 31, 2003 and a 40.5% domestic marginal tax rate for the years ended December 31, 2002 and 2001.

(b) Certain Blockbuster historical amounts have been reclassified to conform to Viacom’s presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Viacom has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.
(Registrant)

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	Senior Executive Vice President and Chief Financial Officer

Date: October 13, 2004